                                                                                                                                                                                Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

    513/579-7764

Investor – Matt Stautberg

    513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS ITS THIRD CONSECUTIVE YEAR

OF SIGNIFICANT GROWTH IN SALES, EARNINGS AND CASH FLOW

Diluted fourth quarter EPS is $1.74, or $1.70 as adjusted;
Diluted full-year EPS is $2.92, or $2.88 as adjusted, +36% vs. prior year;
Company provides guidance for continued growth in 2012

CINCINNATI, Ohio, February 21, 2012 – Macy's, Inc. today reported its third consecutive year of significantly improved financial performance. Sales, earnings and cash flow for 2011, including the fourth quarter, exceeded management's expectations and represented continued progress as the company continues to capture market share from its competitors.

“We have more than doubled our earnings over the past three years, driven by innovative strategic initiatives that are being executed with discipline at both Macy's and Bloomingdale's. Our diluted earnings per share, adjusted for certain items, grew by 36 percent in fiscal 2011, on top of double-digit increases in each of 2009 and 2010,” said Terry J. Lundgren, chairman, president and chief executive officer of Macy's, Inc.

“Our year was punctuated with a terrific holiday selling season as our customers responded to our assortment of most-wanted merchandise for gifts and self-purchase, as well as compelling marketing campaigns. We clearly saw the tangible progress of our My Macy's localization, omnichannel integration of stores, online and mobile, and MAGIC Selling, which have been driving our business over the past two years,” he said.

“Our very talented organization is energized by our back-to-back-to-back years of progress in serving the needs of our customers, individually by location and whenever and however they prefer to shop. As we enter 2012, we are poised to continue to innovate in delivering outstanding fashion, the best and most-wanted brands, game-changing technology and a level of service that customers have grown to expect from Macy's and Bloomingdale's. We believe this will be another exciting year in every aspect of growing our business. This includes our online business, which we expect will exceed $2 billion in sales in 2012,” Lundgren added.

Earnings were $1.74 per diluted share for the 13-week fourth quarter of 2011, ended Jan. 28, 2012. Diluted earnings per share were $1.70 in the fourth quarter of 2011, excluding pre-tax gains of approximately $54 million ($34 million after tax or 8 cents per share) from the sale of store leases related to the 2006 divestiture of Lord & Taylor, and approximately $29 million in pre-tax expenses ($18 million after tax or 4 cents per share) primarily related to store closings announced on Jan. 4.

In the 13-week fourth quarter of 2010, earnings were $1.55 per diluted share. Diluted earnings per share were $1.59 in the fourth quarter of 2010, excluding asset impairment charges and other costs and expenses related to store closings announced in January 2011 of $25 million ($16 million after tax or 4 cents per diluted share).

For the full 52 weeks of fiscal 2011, Macy's, Inc. earned $2.92 per diluted share.  Earnings per diluted share were $2.88 for fiscal 2011, excluding pre-tax gains of approximately $54 million ($34 million after tax or 8 cents per share) from the sale of store leases related to the 2006 divestiture of Lord & Taylor, and approximately $29 million in pre-tax expenses ($18 million after tax or 4 cents per share) primarily related to store closings announced on Jan. 4. This compares with management's initial guidance provided at the beginning of the year for earnings per diluted share, excluding such items, to be in the range of $2.25 to $2.30 per diluted share in fiscal 2011.

In the 52 weeks of fiscal 2010, Macy's, Inc. reported diluted earnings per share of $1.98. Diluted earnings per share were $2.11 for fiscal 2010, excluding asset impairment charges and other costs and expenses related to store closings announced in January 2011 of $25 million ($16 million after tax or 4 cents per diluted share), and expenses associated with the early retirement of debt in the first and third quarters of 2010 of $66 million ($41 million after tax or 9 cents per diluted share).

Sales

Sales in the fourth quarter of 2011 totaled $8.724 billion, an increase of 5.5 percent, compared with sales of $8.269 billion in the same period last year. On a same-store basis, Macy's, Inc.'s fourth quarter sales were up 5.2 percent.

The company's total sales for the 52 weeks of fiscal 2011 totaled $26.405 billion, up 5.6 percent from total sales of $25.003 billion in fiscal 2010. On a same-store basis, Macy's, Inc.’s fiscal 2011 sales were up 5.3 percent. This is significantly better than initial guidance, provided at the beginning of the year, for sales to be up by approximately 3 percent in 2011.

Online sales (macys.com and bloomingdales.com combined) were up 40.0 percent in the fourth quarter and 39.6 percent for fiscal 2011. Online sales positively affected the company's same-store sales by 1.7 percentage points in the fourth quarter and 1.5 percentage points in fiscal 2011 as a whole. Online sales are included in the same-store sales calculation for Macy's, Inc.

In fiscal 2011, the company opened four stores and closed 12 stores. A Macy's in Warwick, RI, was reopened with renovations following flood damage in 2010. New Bloomingdale's Outlet stores were opened in Estero, FL; Schaumburg, IL; and Wrentham, MA. As previously announced, Macy's stores were closed in Topeka, KS; Laurel, MD; Bay Shore, NY; Parma, OH; Antioch, TN; and Texas City, TX. The company closed a Macy's furniture gallery in San Antonio, TX, and a furniture clearance center in Naperville, IL, with both businesses transitioning into nearby Macy's stores. Also closed were Bloomingdale's stores in Atlanta, GA; North Bethesda, MD; and Bloomington, MN; as well as a Bloomingdale's Home and Furniture store in Oak Brook, IL.

In fiscal 2012, the company has announced plans for new Macy's stores in Salt Lake City, UT, and Greendale, WI, as well as five new Bloomingdale's Outlet locations.

Operating Income

Macy's, Inc.'s operating income totaled $1.284 billion or 14.7 percent of sales for the quarter ended Jan. 28, 2012, compared with operating income of $1.144 billion or 13.8 percent of sales for the same fiscal 2010 period. Macy's, Inc.'s fourth quarter 2011 operating income included gains of $54 million from the sale of store leases and costs of $29 million in asset impairment and other store closing costs. Excluding these gains and costs, operating income for the fourth quarter of 2011 was $1.259 billion or 14.4 percent of sales. Fourth quarter 2010 operating income included $25 million in asset impairment and other store closing costs. Excluding these costs, operating income for the fourth quarter of 2010 was $1.169 billion or 14.1 percent of sales.

For fiscal 2011, Macy's, Inc.'s operating income totaled $2.411 billion or 9.1 percent of sales, compared with operating income of $1.894 billion or 7.6 percent of sales for fiscal 2010. Macy's, Inc.'s fiscal 2011 operating income included gains of $54 million from the sale of store leases and costs of $29 million in asset impairment and other store closing costs. Excluding these gains and costs, operating income for fiscal 2011 was $2.386 billion or 9.0 percent of sales. Fiscal 2010 operating income included $25 million in asset impairment and other store closing costs. Excluding these costs, operating income for fiscal 2010 was $1.919 billion or 7.7 percent of sales.

Cash Flow

Net cash provided by operating activities was $2.093 billion in fiscal 2011, compared with $1.506 billion in fiscal 2010. This includes $375 million in pension plan contributions in fiscal 2011, compared with $825 million in fiscal 2010. Net cash used by investing activities in fiscal 2011 was $617 million, compared with $465 million in the previous year. Thus, net cash provided before financing activities was $1.476 billion in fiscal 2011, compared with $1.041 billion in fiscal 2010.

In fiscal 2011, Macy's, Inc. repaid $454 million in debt, compared with $1,245 million repaid in fiscal 2010. The company issued $800 million in new debt in the fourth quarter of fiscal 2011 and expects to retire about $790 million in debt in the first half of fiscal 2012.

The company repurchased approximately 8.2 million shares of its common stock for a total of approximately $279 million in the fourth quarter of 2011. In fiscal 2011, the company repurchased approximately 16.4 million shares of its common stock for approximately $500 million. At Jan. 28, 2012, the company had remaining authorization to repurchase up to approximately $1.352 billion of its common stock.

Looking Ahead

The company is assuming same-store sales growth of approximately 3.5 percent in fiscal 2012. Guidance for earnings per diluted share in fiscal 2012 is $3.25 to $3.30. Capital expenditures for the year are expected to be approximately $850 million.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2011 sales of $26.4 billion. The company operates about 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company also operates seven Bloomingdale's Outlet stores.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, changes in expected synergies, cost savings and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

#   #   #

(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Feb. 21) at 10:30 a.m. (ET). The webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-218-8032, passcode 2054258. A replay of the conference call can be accessed on the website or by calling
1-888-203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   January 28, 2012

   January 29, 2011

$	% to

Net sales

$	% to

Net sales

Net sales...............................................................	$ 8,724		$ 8,269

Cost of sales (Note 1)...........................................	5,151	59.0%	4,855	58.7%

Gross margin.........................................................	3,573	41.0%	3,414	41.3%

Selling, general and administrative expenses............	(2,314)	(26.6%)	(2,245)	(27.2%)

Gain on sale of properties, impairments and store closing costs (Note 2).........................................	25	0.3%	(25)	(0.3%)

Operating income..................................................	1,284	14.7%	1,144	13.8%

Interest expense - net...........................................	(108)		(118)

Income before income taxes..................................	1,176		1,026

Federal, state and local income tax expense (Note 3)...	(431)		(359)

Net income...........................................................	$ 745		$ 667

Basic earnings per share........................................	$ 1.77		$ 1.57

Diluted earnings per share.....................................	$ 1.74		$ 1.55

Average common shares:
Basic..............................................................	420.0		424.3
Diluted............................................................	427.3		429.1

End of period common shares outstanding...............	414.2		423.3

Depreciation and amortization expense...................	$ 267		$ 285

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 13 weeks ended January 28, 2012 or January 29, 2011.

(2)  For the 13 weeks ended January 28, 2012, includes a gain of $54 million from the sale of store leases related to the 2006 divestiture of Lord & Taylor, partially offset by $22 million of asset impairment charges and $7 million of other costs and expenses primarily related to the store closings announced in January 2012.  For the 13 weeks ended January 29, 2011, included $18 million of asset impairment charges and $7 million of other costs and expenses related to the store closings announced in January 2011.  For the 13 weeks ended January 28, 2012, the net after tax gain amounted to $.04 per diluted share and for the 13 weeks ended January 29, 2011, these costs amounted to $.04 per diluted share.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

(All amounts in millions except percentages and per share figures)

	52 Weeks Ended		52 Weeks Ended

   January 28, 2012

   January 29, 2011

$	% to

Net sales

$	% to

Net sales

Net sales...............................................................	$26,405		$25,003

Cost of sales (Note 1).............................................	15,738	59.6%	14,824	59.3%

Gross margin.........................................................	10,667	40.4%	10,179	40.7%

Selling, general and administrative expenses.............	(8,281)	(31.4%)	(8,260)	(33.0%)

Gain on sale of properties, impairments and store closing costs (Note 2).........................................	25	0.1%	(25)	(0.1%)

Operating income..................................................	2,411	9.1%	1,894	7.6%

Interest expense - net (Note 3).............................	(443)		(574)

Income before income taxes.................................	1,968		1,320

Federal, state and local income tax expense (Note 4)...	(712)		(473)

Net income...........................................................	$ 1,256		$ 847

Basic earnings per share........................................	$ 2.96		$ 2.00

Diluted earnings per share.....................................	$ 2.92		$ 1.98

Average common shares:
Basic...............................................................	424.5		423.3
Diluted.............................................................	430.4		427.3

End of period common shares outstanding................	414.2		423.3

Depreciation and amortization expense....................	$ 1,085		$ 1,150

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 52 weeks ended January 28, 2012 or January 29, 2011.

(2)  For the 52 weeks ended January 28, 2012, includes a gain of $54 million from the sale of store leases related to the 2006 divestiture of Lord & Taylor, partially offset by $22 million of asset impairment charges and $7 million of other costs and expenses primarily related to the store closings announced in January 2012.  For the 52 weeks ended January 29, 2011, included $18 million of asset impairment charges and $7 million of other costs and expenses related to the store closings announced in January 2011.  For the 52 weeks ended January 28, 2012, the net after tax gain amounted to $.04 per diluted share and for the 52 weeks ended January 29, 2011, these costs amounted to $.04 per diluted share.

(3) Interest expense for the 52 weeks ended January 29, 2011 included approximately $66 million on a pre-tax basis, or $41 million after tax or $.09 per diluted share, of expenses associated with the early retirement of approximately $1,000 million of outstanding debt.

(4)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	January 28,	January 29,
	2012	2011
ASSETS:
Current Assets:
Cash and cash equivalents......................................	$ 2,827	$ 1,464
Receivables............................................................	368	338
Merchandise inventories..........................................	5,117	4,758
Prepaid expenses and other current assets................	465	339
Total Current Assets............................................	8,777	6,899

Property and Equipment - net.....................................	8,420	8,813
Goodwill....................................................................	3,743	3,743
Other Intangible Assets - net......................................	598	637
Other Assets..............................................................	557	539

Total Assets..........................................................	$22,095	$20,631

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt........................................................	$ 1,103	$ 454
Merchandise accounts payable..................................	1,593	1,421
Accounts payable and accrued liabilities.....................	2,788	2,525
Income taxes...........................................................	371	182
Deferred income taxes.............................................	377	364
Total Current Liabilities.........................................	6,232	4,946

Long-Term Debt.........................................................	6,655	6,971
Deferred Income Taxes..............................................	1,172	1,245
Other Liabilities..........................................................	2,103	1,939
Shareholders' Equity...................................................	5,933	5,530

Total Liabilities and Shareholders' Equity...............	$22,095	$20,631

Note: Certain reclassifications were made to prior year’s amounts to conform with the classifications of such amounts in the most recent years.

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

52 Weeks Ended

January 28, 2012

52 Weeks Ended

January 29, 2011

Cash flows from operating activities:
Net income.................................................................	$ 1,256	$ 847
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of properties, impairments and store closing costs...............................................	(25)	25
Depreciation and amortization................................	1,085	1,150
Stock-based compensation expense........................	70	66
Amortization of financing costs and premium on acquired debt......................................................	(15)	(25)
Changes in assets and liabilities:
Increase in receivables......................................	(37)	(51)
Increase in merchandise inventories...................	(359)	(143)
Increase in prepaid expenses and other current assets......................................	(99)	(10)
Decrease in other assets not separately identified................................	8	2
Increase in merchandise accounts payable..........	143	91
Increase (decrease) in accounts payable and accrued liabilities not separately identified..................	109	(45)
Increase in current income taxes.......................	188	115
Increase in deferred income taxes.....................	153	241
Decrease in other liabilities not separately identified...................................	(384)	(757)
Net cash provided by operating activities...........	2,093	1,506

Cash flows from investing activities:
Purchase of property and equipment............................	(555)	(339)
Capitalized software...................................................	(209)	(166)
Disposition of property and equipment.........................	114	74
Proceeds from insurance claims..................................	6	6
Other, net..................................................................	27	(40)
Net cash used by investing activities...............	(617)	(465)

Cash flows from financing activities:
Debt issued................................................................	800	-
Financing costs...........................................................	(20)	-
Debt repaid................................................................	(454)	(1,245)
Dividends paid............................................................	(148)	(84)
Increase in outstanding checks.....................................	49	24
Acquisition of treasury stock........................................	(502)	(1)
Issuance of common stock...........................................	162	43
Net cash used by financing activities................	(113)	(1,263)

Net increase (decrease) in cash and cash equivalents.......	1,363	(222)
Cash and cash equivalents at beginning of period..............	1,464	1,686

Cash and cash equivalents at end of period......................	$2,827	$ 1,464